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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report dated January 24, 2001 relating to the consolidated balance sheets of CS Integrated LLC and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in member's equity, and cash flows for the years then ended included in the Prologis Trust's Form 10-KA for the year ended December 31, 2000.


KPMG



New York, New York
April 12, 2002